SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


        Date of Report: (Date of earliest event reported): June 16, 1998


                          MEDIZONE INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)



Nevada                         2-93277-D                     87-0412648
(State or other               (Commission                  (IRS Employer
 jurisdiction of               File Number)                Identification No.)
 incorporation)



                 P.O. Box 742, Stinson Beach, California 94970
             (Address of principal executive offices     Zip Code)

      Registrant's telephone number, including area code: (415) 868-0300


     4505 South Wasatch Boulevard, Suite 210, Salt Lake City, Utah 84124
                             (Former address)




Item 5.  Other Events

     On June 16, 1998, the Company sold its interest in Medizone Canada Limited ("MZNC"), an affiliate of the Company, which consisted solely of 24,319,921 shares of the Common Stock of MZNC. The shares were sold in a private transaction to an individual for cash totaling $125,000. In conjunction with that transaction, MZNC also adopted a reverse split of its issued and outstanding capital stock effective June 10, 1998, on a basis of one for 243, while retaining the authorized shares at 100,000,000 and the par value at $0.001, with appropriate adjustments in the stated capital and additional paid in capital accounts of MZNC. The directors of MZNC resigned and the new board of directors appointed new officers and directors, none of whom is affiliated with the Company. Following the sale of the shares of MZNC, MZNC transferred and assigned its assets to the Company in consideration of the assumption by the Company of certain liabilities, consisting only of the inter-company obligations of MZNC. As a result of this transaction, the Company no longer has any affiliation with MZNC. MZNC has agreed to change its corporate name at the next meeting of its shareholders to remove the word "Medizone" from the name.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it is behalf by the undersigned hereunto duly authorized.


Dated:   August 6, 1998



                                      MEDIZONE INTERNATIONAL, INC.

                                   By: /s/ Edwin G. Marshall
                                      ----------------------------
                                      Edwin G. Marshall,
                                      Chief Executive Officer